EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of QI Systems Inc. on Form S-8 of our report dated October 6, 2003, relating to the consolidated financial statements of QI Systems Inc., as of June 30, 2003 and 2002 and for the two years ended June 30, 2003, which appears in the Registration Statement No. 333-130594 of Form S-4.

Vancouver, Canada	“Wolrige Mahon”
June 27, 2006	CHARTERED ACCOUNTANTS